UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2016

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue

P. O. Box 4505

Norwalk, Connecticut 06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2016, Xerox Corporation (the “Company”) announced that Ursula M. Burns will serve as the Chairman of the Board of the Document Technology company following completion of the separation of Xerox Corporation into two independent, publicly-traded companies – a Document Technology company and a Business Process Outsourcing company. On May 20, 2016, the Company and Ms. Burns entered into a letter agreement (the “Letter Agreement”). Pursuant to the Letter Agreement, she will continue in her role as the Company’s Chairman of the Board and Chief Executive Officer until the earlier of January 31, 2017 or completion of the separation, at which time she will step down as the Company’s Chief Executive Officer. Ms. Burns’ base salary will remain $1.1 million, her target bonus will remain 200% of her base salary and her target long term incentive award for 2016 will be equal to $9.7 million. Once Ms. Burns steps down as Chief Executive Officer, she will be the Chairman of the Company and her base salary will be $900,000 per annum, her target bonus will be 150% of her base salary and her 2017 long term incentive award value will be a maximum of $5 million, each of which will be prorated based on the length of time she serves as Chairman in 2017 as further set forth in the Letter Agreement. Pursuant to the Letter Agreement, it is anticipated that Ms. Burns will retire as Chairman as of the 2017 annual shareholders’ meeting. The above is a summary of the key terms of Ms. Burns’ compensation arrangement and does not purport to be complete and is qualified in its entirety by the Letter Agreement, a copy of which will be attached to the Company’s next 10-Q and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On May 20, 2016 Registrant held its Annual Meeting of Shareholders.

(b)	Shareholders voted on the matters set forth below as follows:

1. Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes

Ursula M. Burns	761,241,083	47,949,667	19,385,622	78,737,320
Richard J. Harrington	814,975,178	11,300,949	2,300,245	78,737,320
William Curt Hunter	814,705,522	11,538,274	2,332,577	78,737,320
Robert J. Keegan	815,966,040	10,273,039	2,337,293	78,737,320
Charles Prince	815,060,761	10,744,096	2,771,515	78,737,320
Ann N. Reese	789,538,773	36,811,439	2,226,160	78,737,320
Stephen H. Rusckowski	815,689,199	10,424,100	2,463,073	78,737,320
Sara Martinez Tucker	816,776,723	9,394,539	2,405,110	78,737,320

2. Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2016. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
892,950,222	12,549,316	1,814,154	0

3. Approval, on an advisory basis, of the 2015 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2016 Proxy Statement. The 2015 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2016 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
801,678,386	24,074,229	2,823,688	78,737,320

4. Approval of the 2016 Amendment and Restatement of the 2004 Performance Incentive Plan. The 2016 Amendment and Restatement of the 2004 Performance Incentive Plan was approved.

For	Against	Abstain	Non Votes
791,732,786	33,806,122	3,037,464	78,737,320

5. Shareholder proposal relating to executive compensation metrics. The shareholder proposal relating to executive compensation metrics was not approved.

For	Against	Abstain	Non Votes
375,666,867	448,820,289	4,088,879	78,737,320

(c)	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ DOUGLAS H. MARSHALL
Douglas H. Marshall
Assistant Secretary

Date: May 26, 2016